Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-3888, 333-23707, 333-80567, 333-58032 and 333-106843 of Mitek Systems, Inc.
on Form S-8 of our report dated December 29, 2003, appearing in this Annual Report on Form 10-K of Mitek Systems, Inc. for the year ended September 30, 2003.


/s/ Deloitte & Touche LLP
San Diego, California
December 29, 2003


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